Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Macquarie Infrastructure Company LLC:

We consent to the use of our reports dated February 20, 2013 with respect to the consolidated financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Dallas, Texas

April 8, 2013